Exhibit 99.1

Volt Information Sciences, Inc. Reports Fourth Quarter and

Fiscal 2021 Financial Results

Reports Year-Over-Year Revenue Growth and Positive Net Income for both the 4thQuarter and Fiscal Year 2021

Orange, CA, January 12, 2022 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the fourth quarter and fiscal year ended October 31, 2021.

Fourth Quarter 2021 Summary

•	Revenue was $227.8 million, a 7.9% increase compared to the fourth quarter of fiscal 2020; Adjusted Revenue* increased 7.7%.
•	Gross Margin increased 60 basis points year over year to 16.8%.
•	GAAP Operating Income was $2.3 million, a $13.8 million improvement compared to the prior-year quarter; Adjusted Operating Income*, excluding impairment and restructuring charges, was $3.5 million.
•	GAAP EPS improved to $0.06 per diluted share, compared to a loss of $0.58 per share in the fourth quarter of fiscal 2020; Adjusted EPS* was $0.11 per diluted share.
•	Adjusted EBITDA* was $6.2 million, an increase of $0.3 million year over year.

Fiscal 2021 Summary

•	Revenue was $885.4 million, a 7.7% increase compared to fiscal 2020; Adjusted Revenue* increased 7.1%.
•	Gross Margin improved 60 basis points year over year to 16.2%.
•	GAAP Operating Income was $4.8 million, a $34.2M improvement compared to the prior fiscal year; Adjusted operating income, excluding impairment and restructuring charges, was $8.1 million in fiscal 2021 compared to an operating loss of $9.8 million in fiscal 2020.
•	GAAP EPS improved to $0.06 per diluted share, compared to a loss of $1.56 per share in fiscal 2020; Adjusted EPS* was $0.21 per diluted share.
•	Adjusted EBITDA was $17.8 million compared to ($0.1) million in the prior year.

* Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA are Non-GAAP measures described and defined below.

“Our performance in the fourth quarter and fiscal 2021 reflects the successful and continued execution of our strategic initiatives. Achieving year-over-year revenue growth each quarter and for the full year, combined with expanding our gross margin and reducing SG&A expense, we reported meaningful increases in both net income and Adjusted EBITDA,“ said Linda Perneau, President and Chief Executive Officer.

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Ms. Perneau added, “Although we continue to experience COVID-related business disruptions, I applaud every Volt colleague across the globe who is forging ahead with the necessary agility to address the ebbs and flows of client demand and the broader labor market. The work we have done over the last two years, including the implementation of new technologies, has provided us with a strong footing going forward. We remain confident that we will continue to see an improvement in full-year profitability in fiscal 2022.”

Fourth Quarter Results

North American Staffing revenue was $190.9 million, as compared to $178.6 million in the prior-year quarter. Revenue for this segment increased 6.9 percent year over year. The increase is primarily attributable to business wins in a combination of retail and mid-market clients, combined with the expansion of business within existing clients.

International Staffing revenue was $26.8 million, compared to $23.0 million in the prior-year quarter. Adjusted Revenue increased 13.9 percent year over year due to the expansion of business with existing clients in France and Belgium, as well as increased direct hire business in the U.K. and Singapore.

North American MSP revenue was $10.0 million, compared to $9.4 million in the prior-year quarter. The increase is primarily attributable to increased demand in its payroll service business.

Gross margin was 16.8 percent of revenue, a 60 basis-point increase from the prior-year quarter. The increase is primarily attributable to improved margins and higher direct hire revenue in our North American and International Staffing segments.

SG&A expense was $34.7 million or 15.2% of revenue, a $4.0 million increase from the prior-year quarter. The increase was primarily attributable to incentives on higher sales volume, as well as higher labor and medical expenses.

Adjusted EBITDA, which is a Non-GAAP measure, was $6.2 million for the fourth quarter of fiscal 2021, compared to $5.9 million in the prior-year quarter.

Fiscal 2021 Results

North American Staffing revenue was $738.8 million as compared to $689.1 million for fiscal 2020. Adjusted Revenue for this segment increased 7.5 percent. The increase is primarily attributable to business wins in a combination of retail and mid-market clients, combined with the expansion of business within existing clients. Operating Income for the year was $33.0 million compared to $14.3 million for fiscal 2020. Adjusted Operating Income for this segment, excluding impairment and restructuring charges, which is a non-GAAP measure, was $33.0 million compared to $17.1 million in the prior year.

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International Staffing revenue was $107.0 million compared to $95.3 million. Adjusted Revenue in the International Staffing segment in fiscal 2021 increased 4.9 percent. Operating Income for the year was $4.1 million compared to $1.4 million from fiscal 2020. Adjusted Operating Income, excluding impairment and restructuring charges, for this segment was $4.3 million, compared to $1.7 million in fiscal 2020.

North American MSP revenue increased 3.7 percent from the prior year, to $39.3 million. Adjusted Revenue for the segment increased 3.5 percent year over year. Operating Income for the year was $2.1 million compared to $3.1 million in the prior year. Adjusted Operating Income excluding impairment and restructuring charges, for this segment was $2.2 million compared to $3.1 million in fiscal 2020.

Gross margin increased by 60 basis points to 16.2 percent of revenue. The increase is primarily attributable to improved margins and an increase in direct hire revenue in our North American and International Staffing segments.

SG&A expense was $135.4 million, a decrease of $2.2 million, or 1.6%, from $137.7 million in the prior year. The decrease is primarily attributable to lower facility related costs due to consolidation of the Company’s real estate footprint, as well as lower software and travel expenses.

Adjusted EBITDA was $17.8 million, compared to a loss of $0.1 million in the prior year.

2021 Earnings Conference Call and Webcast

The Company will conduct a conference call on January 12, 2022, at 5:00 p.m. Eastern Time, to review the financial results for the fourth quarter and fiscal year ended October 31, 2021. A presentation supplementing the call can be accessed through the investor relations portion of the website. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 and related government actions on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

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Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the impact from the migration of certain clients from a traditional staffing model to a managed service model and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited and the effect of foreign currency translation. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

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Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Results of Operations
(in thousands, except per share data)
	Three Months Ended			Year Ended
	October 31, 2021	August 1, 2021	November 1, 2020	October 31, 2021	November 1, 2020

Net revenue	$227,809	$217,534	$211,073	$885,393	$822,055
Cost of services	189,648	181,334	176,844	741,871	694,204
Gross margin	38,161	36,200	34,229	143,522	127,851

Selling, administrative and other operating costs	34,691	34,039	30,735	135,427	137,666
Restructuring and severance costs	1,123	489	438	2,839	2,641
Impairment charges	20	112	14,518	424	16,913
Operating income (loss)	2,327	1,560	(11,462)	4,832	(29,369)

Interest income (expense), net	(416)	(445)	(431)	(1,768)	(2,219)
Foreign exchange gain (loss), net	39	(34)	(62)	318	(85)
Other income (expense), net	(150)	(152)	(291)	(605)	(869)
Income (loss) before income taxes	1,800	929	(12,246)	2,777	(32,542)
Income tax provision	474	314	271	1,403	1,045
Net income (loss)	$1,326	$615	$(12,517)	$1,374	$(33,587)

Per share data:
Basic:
Net income (loss)	$0.06	$0.03	$(0.58)	$0.06	$(1.56)
Weighted average number of shares	21,981	21,968	21,607	21,884	21,507

Diluted:
Net income (loss)	$0.06	$0.03	$(0.58)	$0.06	$(1.56)
Weighted average number of shares	22,811	22,651	21,607	22,609	21,507

Segment data:

Net revenue:
North American Staffing	$190,875	$179,381	$178,603	$738,767	$689,095
International Staffing	26,814	28,256	23,033	106,963	95,308
North American MSP	10,021	9,790	9,365	39,312	37,915
Corporate and Other	99	121	135	456	674
Eliminations	—	(14)	(63)	(105)	(937)
Net revenue	$227,809	$217,534	$211,073	$885,393	$822,055

Operating income (loss):
North American Staffing	$9,064	$8,319	$8,956	$33,029	$14,322
International Staffing	1,419	1,180	278	4,078	1,399
North American MSP	706	571	885	2,118	3,074
Corporate and Other	(8,862)	(8,510)	(21,581)	(34,393)	(48,164)
Operating income (loss)	$2,327	$1,560	$(11,462)	$4,832	$(29,369)

Work days	64	63	64	251	251

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Year Ended
	October 31, 2021	November 1, 2020

Cash, cash equivalents and restricted cash beginning of the period	$56,433	$38,444

Cash provided by all other operating activities	20,323	964
Changes in operating assets and liabilities	3,544	17,190
Net cash provided by operating activities	23,867	18,154

Purchases of property, equipment, and software	(3,112)	(5,268)
Net cash provided by all other investing activities	52	639
Net cash used in investing activities	(3,060)	(4,629)

Net draw-down of borrowings	—	5,000
Debt issuance costs	(166)	(343)
Net cash used in all other financing activities	(414)	(77)
Net cash provided by (used in) financing activities	(580)	4,580

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(51)	(116)

Net increase in cash, cash equivalents and restricted cash	20,176	17,989

Cash, cash equivalents and restricted cash end of the period	$76,609	$56,433

Cash paid during the period:
Interest	$1,806	$2,297
Income taxes	$587	$1,979

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$71,373	$38,550
Restricted cash included in Restricted cash and short term investments	5,236	17,883
Cash, cash equivalents and restricted cash, at end of period	$76,609	$56,433

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	October 31, 2021	November 1, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,373	$38,550
Restricted cash and short-term investments	8,729	20,736
Trade accounts receivable, net of allowances of $137 and $219, respectively	127,211	121,916
Other current assets	6,229	7,058
TOTAL CURRENT ASSETS	213,542	188,260
Property, equipment and software, net	17,482	22,167
Right of use assets - operating leases	22,496	25,107
Other assets, excluding current portion	6,584	6,311
TOTAL ASSETS	$260,104	$241,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$22,629	$18,357
Accounts payable	36,544	31,221
Accrued taxes other than income taxes	31,112	12,983
Accrued insurance and other	16,298	15,908
Operating lease liabilities	6,775	7,144
Income taxes payable	956	891
TOTAL CURRENT LIABILITIES	114,314	86,504
Accrued payroll taxes and other, excluding current portion	21,832	30,081
Operating lease liabilities, excluding current portion	33,558	38,232
Long-term debt	59,307	59,154
TOTAL LIABILITIES	229,011	213,971

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding 22,099,246 and 21,729,400 shares, respectively	2,374	2,374
Paid-in capital	80,062	79,937
Accumulated deficit	(32,208)	(29,793)
Accumulated other comprehensive loss	(6,249)	(6,458)
Treasury stock, at cost; 1,638,757 and 2,008,603 shares, respectively	(12,886)	(18,186)
TOTAL STOCKHOLDERS' EQUITY	31,093	27,874
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$260,104	$241,845

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	October 31, 2021		November 1, 2020
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):
GAAP net income (loss)	$1,326		$(12,517)
Restructuring and severance costs	1,123	(a)	438	(c)
Impairment costs	20	(b)	14,518	(d)
Non-GAAP net income (loss)	$2,469		$2,439

	Three Months Ended
	October 31, 2021		November 1, 2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$1,326		$(12,517)
Restructuring and severance costs	1,123	(a)	438	(c)
Impairment costs	20	(b)	14,518	(d)
Depreciation and amortization	1,918		2,097
Share-based compensation expense	807		303
Total other (income) expense, net	527		784
Provision for income taxes	474		271
Adjusted EBITDA	$6,195		$5,894

Special item adjustments consist of the following:
(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities exited in fiscal 2020.

(b)	Relates to impairment of capitalized software costs.

(c)	Relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(d)	Relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Year Ended
	October 31, 2021		November 1, 2020
Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):
GAAP net income (loss)	$1,374		$(33,587)
Restructuring and severance costs	2,839	(a)	2,641	(c)
Impairment costs	424	(b)	16,913	(d)
Non-GAAP net income (loss)	$4,637		$(14,033)

	Year Ended
	October 31, 2021		November 1, 2020
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$1,374		$(33,587)
Restructuring and severance costs	2,839	(a)	2,641	(c)
Impairment costs	424	(b)	16,913	(d)
Depreciation and amortization	7,560		7,981
Share-based compensation expense	2,101		1,736
Total other (income) expense, net	2,055		3,173
Provision for income taxes	1,403		1,045
Adjusted EBITDA	$17,756		$(98)

Special item adjustments consist of the following:
(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities exited in fiscal 2020.

(b)	Relates to impairment of capitalized software costs.

(c)	Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in India as well as continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(d)	Primarily relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended October 31, 2021	Three Months Ended November 1, 2020
	As Reported	As Reported	FX Impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$190,875	$178,603	$—	$—	$178,603
International Staffing	26,814	23,033	513	—	23,546
North American MSP	10,021	9,365	—	—	9,365
Corporate and Other	99	135	—	—	135
Eliminations	—	(63)	—	—	(63)
Total Revenue	$227,809	$211,073	$513	$—	$211,586
% change					7.7%

	Year Ended October 31, 2021	Year Ended November 1, 2020
	As Reported	As Reported	FX Impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$738,767	$689,095	$—	$(2,072)	$687,023
International Staffing	106,963	95,308	6,643	—	101,951
North American MSP	39,312	37,915	—	52	37,967
Corporate and Other	456	674	—	—	674
Eliminations	(105)	(937)	—	—	(937)
Total Revenue	$885,393	$822,055	$6,643	$(2,020)	$826,678
% change					7.1%

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended October 31, 2021			Three Months Ended November 1, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$9,064	$—	$9,064	$8,956	$—	$8,956
International Staffing	1,419	—	1,419	278	—	278
North American MSP	706	—	706	885	—	885
Corporate and Other	(8,862)	—	(8,862)	(21,581)	—	(21,581)
Total Operating Income (Loss)	$2,327	$—	$2,327	$(11,462)	$—	$(11,462)

	Year Ended October 31, 2021			Year Ended November 1, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$33,029	$—	$33,029	$14,322	$—	$14,322
International Staffing	4,078	—	4,078	1,399	—	1,399
North American MSP	2,118	—	2,118	3,074	—	3,074
Corporate and Other	(34,393)	5	(34,388)	(48,164)	(27)	(48,191)
Total Operating Income (Loss)	$4,832	$5	$4,837	$(29,369)	$(27)	$(29,396)

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended October 31, 2021			Three Months Ended November 1, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross Margin	$38,161	$—	$38,161	$34,229	$—	$34,229
Selling, administrative and other operating costs	34,691	—	34,691	30,735	—	30,735
Restructuring and severance costs	1,123	—	1,123	438	—	438
Impairment charges	20	—	20	14,518	—	14,518
Total Operating income (Loss)	$2,327	$—	$2,327	$(11,462)	$—	$(11,462)

	Year Ended October 31, 2021			Year Ended November 1, 2020
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
Gross Margin	$143,522	$—	$143,522	$127,851	$—	$127,851
Selling, administrative and other operating costs	135,427	—	135,427	137,666	—	137,666
Restructuring and severance costs	2,839	(5)	2,834	2,641	27	2,668
Impairment charges	424	—	424	16,913	—	16,913
Total Operating Income (Loss)	$4,832	$5	$4,837	$(29,369)	$(27)	$(29,396)

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GAAP to Non-GAAP Reconciliations
(in thousands, except per share data)

	Three Months Ended October 31, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income	$1,326	$1,143	$2,469

Per share data:
Basic:
Net income	$0.06		$0.11
Weighted average number of shares	21,981		21,981

Diluted
Net income	$0.06		$0.11
Weighted average number of shares	22,811		22,811

	Year Ended October 31, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income	$1,374	$3,263	$4,637

Per share data:
Basic:
Net income	$0.06		$0.21
Weighted average number of shares	21,884		21,884

Diluted
Net income	$0.06		$0.21
Weighted average number of shares	22,609		22,609

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